SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     December 3, 1997
                                                      ----------------

                          FIRSTSPARTAN FINANCIAL CORP.

           (Exact name of registrant as specified in its charter)

       Delaware                        0-22445                  56-2015272

(State or other jurisdiction        (Commission File           (IRS Employer
       of incorporation)                 Number)            Identification No.)

       380 E. Main Street, Spartanburg, South Carolina            29302

       Address of principal executive offices                    Zip Code

Registrant's telephone number, including area code:    (864) 582-2391
                                                       --------------

                               Not Applicable
       (Former name or former address, if changed since last report)

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Item 5.    Other Events

FirstSpartan Financial Corp. (the "Company") announced on December 3, 1997 that its principal subsidiary, First Federal Savings and Loan Association of Spartanburg (the "Association"), intends to open two new branch offices in Greenville County, South Carolina, subject to regulatory approval. First Federal currently operates 7 offices in Spartanburg County, South Carolina.

The press release concerning the announcement of this event is incorporated herein by reference and is included as Exhibit 99(a) to this Form 8-K.

Item 7.    Exhibits

            99.Exhibits

                   (a)Press Release of the Company Dated December 3, 1997

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FirstSpartan Financial Corp.
                                        ----------------------------
                                        (Registrant)

December 15, 1997                       /S/ Billy L. Painter
-----------------------                 --------------------
Date                                    President and Chief Executive Officer


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                                                              Exhibit 99(a)

                        *FOR IMMEDIATE RELEASE*

Contact: Billy L. Painter
         President
         (864)596-8313

                  FIRSTSPARTAN FINANCIAL CORP. PLANS FIRST BRANCH
                          OFFICES IN GREENVILLE COUNTY

         Spartanburg, South Carolina (December 3, 1997) FirstSpartan Financial Corp. ("FirstSpartan")(Nasdaq National Market "FSPT") announced today that its wholly owned subsidiary, First Federal Savings and Loan Association of Spartanburg ("First Federal"), plans to establish two new branch offices in Greenville County. These will be First Federal's first branch offices to be located in Greenville County.

         First Federal intends to construct a new branch in Greer, South Carolina at 1319 W. Poinsett Street. The new branch will be located at the intersection of W. Poinsett Street and Wade Hampton Boulevard where the city of Greer has previously announced major road improvements.

         First Federal's President Billy L. Painter, said "We have been looking to expand our franchise to Greenville County and Greer's tremendous growth and proximity to other First Federal offices located in Inman and Duncan made it a natural location to begin our expansion. First Federal looks forward to becoming a member of the Greer community and serving new and existing customers in the area."

         Construction of the Greer office is expected to commence within the next 60 days, subject to receipt of regulatory approval. Terry Hoppes, a Greer resident, has been named Greer City Executive.

         First Federal also announced that it intends to establish a branch office in the new Wal-Mart Supercenter at 1451 Woodruff Road, Greenville, South Carolina, its first branch to be located in a retail store. "Today's customer expects convenience as well as value-added products," Painter said. "By operating in the supercenter environment, a customer can have access to our complete array of products at a place and time that is truly convenient to them." First Federal intends to begin operations at the branch on February 4, 1998, subject to receipt of regulatory approval.

         FirstSpartan has consolidated assets of approximately $495 million. Currently First Federal operates 7 offices in Spartanburg County.

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